Exhibit 5.1
+1 202 663 6000 (t)
+1 202 663 6363 (f)
wilmerhale.com
April 20, 2010
Thermo Fisher Scientific Inc.
81 Wyman Street
Waltham, Massachusetts 02451
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), in connection with the offer and sale of $450 million aggregate principal amount of its 3.200% Senior Notes due 2015 (the “2015 Notes”) and $300 million aggregate principal amount of its 4.700% Senior Notes due 2020 (the “2020 Notes” and together with the 2015 Notes, the “Notes”) pursuant to an underwriting agreement dated April 20, 2010 (the “Underwriting Agreement”), among the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement. The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture to be dated as of April 27, 2010 between the Company and the Trustee.
     As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (File No. 333-166176) under the Securities Act of 1933, as amended (the “Securities Act”), on April 20, 2010 (the “Registration Statement”) and the prospectus dated April 20, 2010 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated April 20, 2010 (the “Preliminary Prospectus Supplement”), and the prospectus supplement dated April 20, 2010 (the “Prospectus Supplement”).
     We have examined and relied upon corporate or other proceedings of the Company regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Notes, the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Underwriting Agreement and the Indenture. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.
Wilmer Cutler Pickering Hale and Dorr llp, 1875 Pennsylvania Avenue NW, Washington, DC 20006
Beijing Berlin Boston Brussels Frankfurt London Los Angeles New York Oxford Palo Alto Waltham Washington

Thermo Fisher Scientific Inc.
April 20, 2010

     In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company provided to us by the Company. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.
     In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, and (ii) the Indenture will be a valid and binding obligation of the Trustee. We have also assumed the due authentication of the Notes by the Trustee, that there will not have occurred, prior to the date of issuance of the Notes, any change in law affecting the validity or enforceability of such Notes and that at the time of the issuance and sale of the Notes, the Board of Directors of the Company (or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company) have not taken any action to rescind or otherwise reduce their prior authorization of the issuance of the Notes.
     We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the Notes or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.
     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Notes, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Thermo Fisher Scientific Inc.
April 20, 2010

     On the basis of, and subject to, the foregoing, we are of the opinion that when the Notes have been duly executed by the Company, and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, and subject to the final terms of the Notes complying with then applicable law, not resulting in a default under or a breach of any agreement or instrument binding upon the Company and complying with any requirement or restriction imposed by any court or governmental entity having jurisdiction over the Company, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about April 22, 2010, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Base Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Erika L. Robinson Erika L. Robinson, a Partner